Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: February 7, 2007

RAY DOLBY

/s/ Ray Dolby

RAY DOLBY TRUST UNDER THE DOLBY FAMILY TRUST INSTRUMENT, DATED MAY 7, 1999

By:	/s/ Ray Dolby
Ray Dolby, Trustee

RAY DOLBY 2002 TRUST A DATED APRIL 19, 2002

By:	/s/ Ray Dolby
Ray Dolby, Trustee

RAY DOLBY 2002 TRUST B DATED APRIL 19, 2002

By:	/s/ Ray Dolby
Ray Dolby, Trustee